Aris Industries, Inc. Certification under Section 906 of the Sarbanes/Oxley Act
- Filed as an Exhibit to 10-Q for the Quarter Ended March 31, 2003

                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aris Industries, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Paul Spector, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(3) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Arnold H. Simon
-------------------------------------
Arnold H. Simon
Chief Executive Officer
May 13, 2003


A signed original of this written statement required by Section 906 has been provided to Aris Industries, Inc. and will be retained by Aris Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.